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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of Telephone and Data Systems, Inc., of our report dated February 6, 1996 (except with respect to the matter discussed in Note 17, as to which the date is February 20, 1996), on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries (the "Company") included in the Company's 1995 Annual Report to Shareholders, to the inclusion in this Form 10-K of our report dated February 6, 1996 (except with respect to the matter discussed in Note 17, as to which the date is February 20, 1996), on the financial statement schedules of the Company, and to the inclusion in this Form 10-K of our compilation report dated February 9, 1996, on the combined financial statements of the Los Angeles SMSA Limited Partnership, the
Nashville/Clarksville MSA Limited Partnership, and the Baton Rouge MSA Limited Partnership, and to the incorporation of such reports into the Company's previously filed S-8 Registration Statements, File No. 33-1192, File No. 33-4420, File No. 33-35172, File No. 33-50747, File No. 33-57257, File No.
33-64035 and File No. 333-01041, and into the Company's previously filed S-3 Registration Statements, File No. 33-8564, File No. 33-8857, File No. 33-8858, File No. 33-28348, File No. 33-68456 and File No. 33-59435, and into the Company's previously filed S-4 Registration Statements, File No. 33-45570, File No. 33-64293, File No. 33-62925, File No. 33-61009 and File No. 333-00727.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
March 21, 1996